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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT of 1934


                       November 2, 1999 (October 26, 1999)
                Date of Report (Date of earliest event reported)



                        HUMPHREY HOSPITALITY TRUST, INC.
             (Exact name of registrant as specified in its charter)


           Virginia                    000-25060                 52-1889548
----------------------------      ---------------------       ----------------
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
      of incorporation)                                      Identification No.)


                             12301 Old Columbia Pike
                          Silver Spring, Maryland 20904
                    (Address of principal executive offices)


                                 (301) 680-4343
              (Registrant's telephone number, including area code)


                                       N/A
          (former name or former address, if changed since last report)

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

ITEM 1. CHANGE IN CONTROL.

(a) Effective at 5:00 p.m. on October 26, 1999, Humphrey Hospitality Trust, Inc. (the "Company") entered into a reverse merger with Supertel Hospitality, Inc. ("Supertel"), a Delaware corporation having its principal place of business at 309 North 5th Street, Norfolk, Nebraska 68702. The Company is the surviving corporation in the transaction. Pursuant to the Agreement and Plan of Merger, dated June 11, 1999 (the "Agreement"), the Company issued 1.3 shares of its common stock in exchange for each outstanding share of Supertel common stock. Following the merger, the former stockholders of Supertel hold 6,541,860 shares of the Company's common stock out of a total of 11,173,560 shares issued and outstanding, or approximately 58.5% of the Company's total issued and outstanding common stock.

     At the effective time of the merger and pursuant to the Agreement, the Company's Board of Directors was expanded from six to seven members and Andrew A. Mayer, M.D., Leah T. Robinson and Margaret Allen resigned as directors of the Company. Pursuant to the Agreement, Paul J. Schulte, Steve
     H. Borgmann, Loren Steele and Joseph Caggiano, former Supertel directors, were appointed as new members of the Company's Board of Directors. James I. Humphrey, Jr., George R. Whittemore and Jeffrey Zwerdling, directors of the Company prior to the merger, will continue to serve as directors of the Company. Under the terms of the Agreement and the Company's amended and restated bylaws, through and including the Company's 2005 annual meeting of shareholders, Messrs. Schulte, Borgmann, Steele and Caggiano (or their successors) will be entitled to nominate four of the Company's directors, and Messrs. Humphrey, Whittemore and Zwerdling (or their successors) will be entitled to nominate three of the Company's directors.

     Also at the effective time of the merger, Mr. Humphrey resigned as Chairman of the Board and Chief Executive Officer of the Company and Mr. Schulte, the former Chairman of the Board, Chief Executive Officer and President of Supertel, was appointed as the Company's Chairman and Chief Executive Officer. Mr. Humphrey will serve as Vice Chairman of the Board, President, Chief Operating Officer and Treasurer of the Company. Mr. Borgmann, the former Executive Vice President, Secretary and Chief Operating Officer of Supertel, was appointed Executive Vice President and Secretary of the Company.

(b) To the knowledge of the Company, there are no arrangements pursuant to which a change in control will occur in the future.


ITEM 2. ACQUISITION OF ASSETS.

(a) See Item 1 for a description of the merger. The nature and amount of consideration given in connection with the merger was the issuance of 6,541,860 shares of the Company's common stock to the former Supertel shareholders. The consideration given and received was determined by arms-length negotiations between the principals of the Company and Supertel. No material relationship existed between the management of the companies.

     In connection with the merger, Supertel entered into credit facilities with First National Bank of Omaha, Marquette Capital Bank, Mercantile Bank and U.S. Bank for total borrowings of $77.7 million. The proceeds of the credit facilities were used to refinance Supertel's outstanding debt and to fund the payment of a $5.13 per share dividend to Supertel shareholders immediately prior to the merger. Payment of the dividend was necessary so that the Company could continue to qualify as a real estate investment trust under the federal income tax laws. The loans are secured by 62 of the hotel properties formerly owned by Supertel. As a result of the merger, the Company assumed all of Supertel's outstanding debt, including the four new credit facilities.

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

(b) Following the merger, the Company owns 88 hotel properties, 25 that were owned by the Company before the merger and 63 that were owned by Supertel before the merger. Because the Company qualifies as a real estate investment trust under the federal income tax laws, the Company is not permitted to operate the properties. Instead, the Company's hotels are leased to and operated by Humphrey Hospitality Management, Inc. and its subsidiary, Supertel Hospitality Management, Inc.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  FINANCIAL  STATEMENTS  OF  SUPERTEL.   Incorporated  by  reference  to  the
     Company's Registration Statement on Form S-4 (Registration No. 333-84603).

(b) PRO FORMA FINANCIAL INFORMATION. Incorporated by reference to the Company's Registration Statement on Form S-4 (Registration No. 333-84603).

(c)  EXHIBITS.

     2.1 Agreement and Plan of Merger, dated as of June 11, 1999, between Humphrey Hospitality Trust, Inc. and Supertel Hospitality, Inc. (incorporated by reference to the Company's Current Report on Form 8-K filed on June 14, 1999).

     23.1 Consent of KPMG LLP


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

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                     HUMPHREY HOSPITALITY TRUST, INC.



Date: November 2, 1999               By:  /s/ James I. Humphrey, Jr.
                                          -------------------------------------
                                          James I. Humphrey, Jr.
                                          President and Chief Operating Officer



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                                  EXHIBIT INDEX


Exhibit   Description
-------   -----------

2.1 Agreement and Plan of Merger, dated as of June 11, 1999, between Humphrey Hospitality Trust, Inc. and Supertel Hospitality, Inc. (Incorporated by reference to the Company's current report on Form 8-K filed on June 14, 1999).

23.1      Consent of KPMG LLP


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